Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.








                AMENDED AND RESTATED AGREEMENT FOR THE PROVISION

                     OF FIBER OPTIC FACILITIES AND SERVICES

                                     BETWEEN

                      NORTHEAST UTILITIES SERVICE COMPANY,

                    THE CONNECTICUT LIGHT AND POWER COMPANY,

                     WESTERN MASSACHUSETTS ELECTRIC COMPANY,

                    PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE,

                                       AND

                                    NECOM LLC

                                      AS OF

                               SEPTEMBER 27, 1994




                                    PHASE ONE

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                TABLE OF CONTENTS

1.       PREAMBLE.................................................................................................1

2.       RECITALS.................................................................................................1

3.       DEFINITIONS..............................................................................................2
         3.1      Activation Date.................................................................................2
         3.2      Actual Cost.....................................................................................2
         3.3      Annual Fee......................................................................................2
         3.4      Cable...........................................................................................2
         3.5      Cable Accessories...............................................................................2
         3.6      Claims..........................................................................................2
         3.7      Demarcation Point ..............................................................................2
         3.8      Ending Date.....................................................................................2
         3.9      Equipment.......................................................................................2
         3.10     [**] Rates......................................................................................2
         3.11     Force Majeure Events............................................................................3
         3.12     Grantee.........................................................................................3
         3.13     Grantee's Space.................................................................................3
         3.14     Grantor.........................................................................................3
         3.15     Grantor's Space.................................................................................3
         3.16     Grantor's Territory.............................................................................3
         3.17     In Service Date.................................................................................3
         3.18     Make Ready Work.................................................................................3
         3.19     NEON............................................................................................3
         3.20     Network Addition................................................................................3
         3.21     New Buildings...................................................................................3
         3.22     NUNet...........................................................................................3
         3.23     Periodic Inspection.............................................................................3
         3.24     Program Managers................................................................................4
         3.25     Proprietary Information.........................................................................4
         3.26     Route...........................................................................................4
         3.27     Route Segment...................................................................................4
         3.28     Specifications..................................................................................4
         3.29     Structures......................................................................................4
         3.30     Term............................................................................................4
         3.31     Third Party.....................................................................................4



                                      -ii-





4.       GRANTEE'S RIGHT OF USE; OBLIGATION TO BUILD..............................................................4
         4.1      Grant of Right..................................................................................4
         4.2      Grant Subject to Security Interests.............................................................4
         4.3      Limitation on Use...............................................................................4
         4.4      Obligation to Build.............................................................................5
         4.5      Cable Measurement...............................................................................5
         4.6      Other Cables/Facilities.........................................................................5
         4.7      Warranty........................................................................................5

5.       MODIFICATIONS TO THE ROUTE...............................................................................5
         5.1      Additional Route Segments Designated by Grantor.................................................5
         5.2      Withdrawal of Route Segments by Grantor.........................................................6
         5.3      Additional Route Segments Designated By Grantee.................................................6
         5.4      Cost and Means of Right of Way Acquisitions.....................................................6
         5.5      Grantee's Right to Build and Connect Third Party Segments.......................................6
         5.6      Third Party Connections.........................................................................7
         5.7      Connection Grants...............................................................................7

6.       ENGINEERING AND DESIGN...................................................................................7
         6.1      Grantor's Obligations...........................................................................7
         6.2      Grantee's Obligations...........................................................................8

7.       MAKE READY WORK..........................................................................................8
         7.1      Responsibility for Performance..................................................................8
         7.2      Condition of Structures.........................................................................8
         7.3      Costs...........................................................................................8

8.       INSTALLATION.............................................................................................9
         8.1      Grantee's Right to Select Contractors...........................................................9
         8.2      Grantee's Right to Issue Specifications.........................................................9
         8.3      Grantor's Installation Obligations..............................................................9
         8.4      New Buildings...................................................................................9
         8.5      State Fees.....................................................................................10
         8.6      Public Rights of Way...........................................................................10

9.       POINT OF DEMARCATION; BUILDING EXTENSIONS...............................................................10
         9.1      Marking........................................................................................10
         9.2      Building Extensions............................................................................10

10.      MAINTENANCE.............................................................................................10
         10.1     Grantee's Obligations..........................................................................10
         10.2     Grantor's Obligations..........................................................................11


                                      -iii-




11.      RELOCATION, REPLACEMENT, REBUILDS OF THE CABLE..........................................................11
         11.1     By Grantee.....................................................................................11
         11.2     By Grantor.....................................................................................11
         11.3     Emergency Relocations; Third Party Relocations.................................................12
         11.4     Cable Failure; NUNet Equipment.................................................................12

12.      CONSTRUCTION, MAINTENANCE AND REMOVAL OF THE CABLE......................................................12
         12.1     Interference With Other Joint Users............................................................12
         12.2     Grantor's Approval of Third Party Work.........................................................12
         12.3     Grantor's Right to Maintain Service............................................................12
         12.4     Notice.........................................................................................13
         12.5     Emergency Use of Grantor's Property............................................................13
         12.6     Return of Removed Material.....................................................................13

13.      PERIODIC INSPECTIONS....................................................................................13
         13.1     By Grantor.....................................................................................13
         13.2     Grantee's Obligations..........................................................................13
         13.3     Cost...........................................................................................13

14.      APPROVALS AND CONSULTATION..............................................................................14
         14.1     Role of Program Managers.......................................................................14
         14.2     Definition of Consultation/Cooperation and Approval............................................14

15.      OWNERSHIP OF THE CABLE..................................................................................14
         15.1     Title; Tax Accounting..........................................................................14
         15.2     Reversion of Beneficial Ownership..............................................................14

16.      USE OF THE CABLE BY GRANTOR.............................................................................15
         16.1     Fibers and Use.................................................................................15
         16.2     Option to Purchase Additional Fibers...........................................................16
         16.3     Additional Service.............................................................................16
         16.4     Space in Grantee's Locations...................................................................16

17.      CASUALTY................................................................................................17

18.      REPRESENTATIONS AND WARRANTIES..........................................................................17
         18.1     Common Representations.........................................................................17
         18.2     Representations by Grantor.....................................................................17
         18.3     Representation by Grantor As To Structures.....................................................17
         18.4     Representation by Grantor As to Right to Place Cable...........................................17
         18.5     Work Clearances and Related Delays.............................................................18
         18.6     Representations by Grantee.....................................................................18

19.      INSURANCE...............................................................................................18

                                      -iv-





20.      GRANTEE'S BOND..........................................................................................18
         20.1     Bond...........................................................................................18
         20.2     Affect of Bond.................................................................................19

21.      TERM AND TERMINATION....................................................................................19
         21.1     Period.........................................................................................19
         21.2     Payment to Grantee.............................................................................19
         21.3     Early Termination of Agreement.................................................................19
         21.4     Termination of Route Segment...................................................................20
         21.5     Cost Reimbursement.............................................................................20

22.      ANNUAL FEE..............................................................................................20
         22.1     Amount.........................................................................................20
         22.2     CPI Adjustments................................................................................21
         22.3     Additional Amounts.............................................................................21
         22.4     When Due.......................................................................................22
         22.5     Initial Annual Fee.............................................................................22

23.      FORCE MAJEURE...........................................................................................22
         23.1     Optional Termination...........................................................................22
         23.2     Suspension Pending Force Majeure...............................................................22

24.      PROPRIETARY INFORMATION.................................................................................22
         24.1     Obligation to Maintain as Confidential.........................................................22
         24.2     Route Constitutes Proprietary Information......................................................23

25.      ACCESS AND SECURITY.....................................................................................23
         25.1     Access by Grantor..............................................................................23
         25.2     Access by Grantee..............................................................................23
         25.3     Access by Grantee to NEON Space................................................................24
         25.4     Grantee's Work.................................................................................24

26.      NO JOINT VENTURE; COSTS.................................................................................25
         26.1     Relationship...................................................................................25
         26.2     Costs..........................................................................................25

27.      PUBLICITY AND ADVERTISING...............................................................................25
         27.1     Limitations....................................................................................25
         27.2     Exceptions.....................................................................................25

28.      MARKETING RELATIONSHIP..................................................................................26

29.      SEVERABILITY............................................................................................26

                                       -v-





30.      LABOR RELATIONS.........................................................................................26
         30.1     Notice by Grantor..............................................................................26
         30.2     Notice by Grantee..............................................................................27
         30.3     Determination by Grantee.......................................................................27
         30.4     Determination by Grantor.......................................................................27

31.      CONSENTS AND WAIVERS....................................................................................27

32.      TAXES AND GOVERNMENTAL CHARGES..........................................................................27

33.      INDEMNIFICATION.........................................................................................29
         33.1     By Grantee.....................................................................................29
         33.2     Indemnification Procedures.....................................................................29
         33.3     Limitation of Grantor Liability................................................................29
         33.4     Limitation of Grantee Liability................................................................29

34.      DEFAULT.................................................................................................29

35.      ASSIGNMENT..............................................................................................30
         35.1     By Grantee.....................................................................................30
         35.2     Change of Control..............................................................................30
         35.3     Grantor's Right to Pledge Agreement and Transfer Property......................................30
         35.4     Grantee's Right to Pledge Agreement and Lease Fibers...........................................30
         35.5     Right to Assign................................................................................31

36.      APPROVALS, PERMITS, AND CONSENTS........................................................................31
         36.1     Grantee's Obligations..........................................................................31
         36.2     Opinion........................................................................................31
         36.3     Grantor's Obligations..........................................................................31

37.      NOTICES.................................................................................................31
         37.1     Form and Address...............................................................................31
         37.2     How Sent.......................................................................................32
         37.3     Damage Notification............................................................................32

38.      DISPUTE RESOLUTION......................................................................................33
         38.1     Arbitration....................................................................................33
         38.2     Award; Costs...................................................................................33

39.      EXERCISE OF RIGHT.......................................................................................34
         39.1     No Waiver.   ..................................................................................34
         39.2     Grantee's Self Help Rights.  ..................................................................34


                                      -vi-




40.      ADDITIONAL ACTIONS AND DOCUMENTS........................................................................34

41.      SURVIVAL................................................................................................34

42.      HEADINGS................................................................................................34

43.      INCORPORATION OF EXHIBITS...............................................................................35

44.      COUNTERPARTS............................................................................................35

45.      APPLICABLE LAW..........................................................................................35

46.      PRIOR AGREEMENTS........................................................................................35

EXHIBIT 2.7 - EXISTING AND INSTALLED CABLE.......................................................................38

EXHIBIT 3.26 - THE ROUTE.........................................................................................40

EXHIBIT 3.28 - CABLE ACCEPTANCE AND PERFORMANCE
SPECIFICATIONS...................................................................................................43

EXHIBIT 10.1 - MAINTENANCE SPECIFICATIONS........................................................................46

EXHIBIT 11.1 - REQUEST FOR RELOCATION............................................................................48

EXHIBIT 28 - EXEMPT PROSPECTS....................................................................................49

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                     AMENDED AND RESTATED AGREEMENT FOR THE
                PROVISION OF FIBER OPTIC FACILITIES AND SERVICES

1.       PREAMBLE

This Agreement is entered into on February 27, 1998 but effective as of September 27, 1994 (the "Effective Date") between Northeast Utilities Service Company, a specially chartered Connecticut corporation, The Connecticut Light and Power Company, a Connecticut corporation, Western Massachusetts Electric Company, a Massachusetts corporation, and Public Service Company of New Hampshire, a New Hampshire corporation, (collectively, the "Grantor") and NECOM LLC, a Massachusetts limited liability company (the "Grantee").

2.       RECITALS

2.1 WHEREAS, the Grantor is the owner of transmission structures, subtransmission structures, conduits, and associated civil works ("Structures") and has certain rights to use easements, and/or rights of way within which the Structures are located in the State of Connecticut, the Commonwealth of Massachusetts, the State of Maine and the State of New Hampshire as part of the Grantor's electric transmission system;

2.2 WHEREAS, the Grantee seeks to use certain of the Structures to install a fiber optic cable which will consist of [**] and [**] fiber optic filaments, [**] of which will be used by Grantee for its communication system [**] of which will be used by Grantor for its communication system or otherwise as permitted by this Agreement; and

2.3 WHEREAS, the Grantor and FiveCom, Inc., a Massachusetts corporation ("FiveCom") entered into an Agreement for the Provision of Fiber Optic Facilities and Services dated September 27, 1994 (the "1994 Agreement"); and

2.4 WHEREAS, the 1994 Agreement was amended pursuant to letter agreement among the Grantor and FiveCom dated February 23, 1996 (the 1994 Agreement as so amended is herein called the "Prior Agreement"), which amendments are reflected in Sections 16.1, 16.3, 28 and 32 of this Agreement; and

2.5 WHEREAS, the rights and obligations of FiveCom under the Prior Agreement were assigned to Grantee by an Assignment and Assumption Agreement dated as of May 23, 1996; and

2.6 WHEREAS, the Grantor and the Grantee are entering into another agreement of even date (the "Phase Two Agreement") that governs the installation of Cable, hereinafter defined, that occurs after the date of execution of this Agreement and the Phase Two Agreement; and

2.7 WHEREAS, the Grantor and Grantee desire to amend and restate the Prior Agreement herein to apply to Cable existing and installed on the date hereof (as specified in Exhibit 2.7); and

2.8 WHEREAS, the Grantor is willing to grant the use of certain of its Structures for the purposes described in clause 2.2 and to grant the use of certain of the fiber filaments in the fiber optic cable to the Grantee, once it is installed, in exchange for certain annual fees and the use of 12 singlemode fiber optic filaments;

NOW THEREFORE, in consideration of the mutual covenants, terms, and conditions contained in this Agreement, the parties agree as follows:

3.       DEFINITIONS

3.1 Activation Date - The date on which the Cable on a Route Segment is accepted by the parties as operational in accordance with the acceptance specifications set forth in Exhibit 3.28.

3.2 Actual Cost - Reasonable direct cost plus appropriate overhead cost but without other mark-up or profit.

3.3      Annual Fee - See Section 22.1.

3.4 Cable - Fiber optic filaments consisting of either NUNet, NEON, or both, and any suitable core, jacketing or sheath.

3.5 Cable Accessories - The attachment and suspension hardware, splice closures and other components necessary either for the placement of the Cable or for the continuity of the fiber filaments within the Cable but excluding antennas or other communication devices whether or not attached to the Structures or to the Cable.

3.6      Claims - See Section 33.1.

3.7      Demarcation Point - See Section 9.1.

3.8      Ending Date - See Section 21.1.

3.9 Equipment - The power equipment, electronic and optronic equipment, including, without limitation, repeaters, junctions, patch panels, alarm monitoring equipment and other equipment necessary to provide a network of fiber optic transmission capacity located on the network side of the Demarcation Point. The word "equipment" when not capitalized, refers to equipment of any type.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

3.10     [**] Rates - See Section 16.3.

3.11     Force Majeure Events - See Section 23.1.

3.12     Grantee - See Section 1.

3.13 Grantee's Space - Floor space to be provided to Grantee by Grantor, as available in the sole judgment of Grantor, in existing facilities or in New Buildings of Grantor along the Route for the placement of Equipment to be used solely in connection with NEON.

3.14     Grantor - See Section 1.

3.15 Grantor's Space - Floor space to be provided to Grantor by Grantee in New Buildings or facilities of the Grantee for the placement of Equipment to be used solely in connection with NUNet.

3.16 Grantor's Territory - The geographical areas where the Grantor provides retail or wholesale electric service; owns or operates electric transmission facilities or, has obtained rights, interests or permissions which would allow the Cable to be installed in such areas.

3.17 In Service Date - A date after the Activation Date when the NEON fibers are transmitting light from a revenue producing customer including, without limitation, the Grantor.

3.18     Make Ready Work - See Section 7.1.

3.19 NEON - The fiber optic filaments in the Cable (other than the 12 fiber optic filaments to be used by the Grantor as NUNet), Grantee's Equipment and Grantee's Space.

3.20 Network Addition - Any subsequent Grantor designated Route Segment not initially included in the Route.

3.21 New Buildings - Buildings and shelters, including repeater housings that are to be constructed, erected or positioned on real property to house Grantee's and/or Grantor's Equipment of which either the Grantor or Grantee is the fee simple owner or lessee.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


3.22 NUNet - Twelve fiber optic filaments in one or more single color-coded tubes within the Cable, Grantor's Equipment and Grantor's Space.

3.23 Periodic Inspection - The inspections conducted at irregular intervals by Grantor on all or portions of the Route for the sole purpose of determining that the Grantee's occupancies of Grantor's property is as authorized and is maintained in conformance with the terms and conditions contained in this Agreement.

3.24     Program Managers - See Section 14.1.

3.25     Proprietary Information - See Section 24.1.

3.26 Route - That portion of Grantor's transmission route designated in Exhibit 3.26, as it may be amended from time to time by written agreement of the parties.

3.27 Route Segment - A portion of the Route between any two of the numbered points set forth in Exhibit 3.26.

3.28 Specifications - The acceptance and performance specifications for the Cable set forth in Exhibit 3.28.

3.29     Structures - See Section 2.1.

3.30     Term - See Section 21.1.

3.31 Third Party - Any party, person or entity that is not a signatory to this Agreement or an affiliate (as that term is defined under the Securities Act of 1933, as amended) of a signatory and any party, person, or entity that is not a successor or permitted assignee of the signatories hereto.

4.       GRANTEE'S RIGHT OF USE; OBLIGATION TO BUILD

4.1 Grant of Right. Grantor grants to Grantee the indefeasible right of use of the fiber optic filaments within the Cable as it is placed on the Grantor's Structures, [**].

4.2 Grant Subject to Security Interests. Grantor has granted to Third Parties security interests in certain of its real and personal property and releases, approvals and waivers may therefore be required from the Third Parties as a result of the grant provided for in Section 4.1. Grantor agrees to use its best efforts to secure nondefeasance agreements or other releases, approvals and waivers from these Third Parties as may be required or permitted under the terms of the applicable security

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

agreements within nine months from the date of this Amended and Restated Agreement; provided, however, that if such releases, approvals or waivers cannot be obtained because the Cable has not been installed on the Structures then the nine month period shall commence upon such installation.

4.3 Limitation on Use. The grant in Section 4.1 is solely for Grantee's use in providing telecommunications services. The Grantee shall exercise the right of use of NEON solely to serve its customers in accordance with the applicable state and federal regulations.

4.4 Obligation to Build. Both parties agree to use their best efforts to install the Cable on the Route according to a schedule to be subsequently agreed upon by the parties but in any case by September 27, 1999. The parties' obligations under this Section 4.4 shall be subject to manufacturing or supplier delays, governmental regulatory delays and delays caused by the Grantor as a supplier of services or equipment under the terms of this Agreement or as a result of the Grantor's obligation to maintain reliable electric service. Subsequent to the date of execution of this Amended and Restated Agreement, the rights and obligations of the parties set forth in this Section 4.4 shall be governed by the Phase Two Agreement.

4.5 Cable Measurement. All of the Cable upon the Route Segments shall be measured on a linear footage basis, using the right-of-way monumented line-of-location stationing, when available.

4.6 Other Cables/Facilities. This Agreement shall not be construed as limiting or restricting the Grantor in any manner from using its structures, easements and/or rights of way for the installation of its fiber optic cables or telecommunication facilities for its own use or that of Third Parties.

4.7 Warranty. Subject to the terms and conditions of this Agreement, Grantor warrants that it shall not interfere with nor disturb Grantee in its use and full enjoyment of Grantee's indefeasible right of use set forth in Section 4.1.

5.       MODIFICATIONS TO THE ROUTE

5.1 Additional Route Segments Designated by Grantor. If the Grantor shall determine the need for any Network Additions from Third Parties, [**]. If, for any reason, [**] on the terms requested by the Grantor, the Grantor shall [**]. If the Grantor shall [**]. The Grantee shall pay the incremental cost of material necessary to provide such fibers. If the Grantor does [**], the Grantor shall [**] under this Section 5.1 [**]. Subsequent to the date of execution of this Amended and Restated

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


Agreement, the rights and obligations of the parties set forth in this Section
5.1 shall be governed by the Phase Two Agreement.

5.2 Withdrawal of Route Segments by Grantor. During the one year period ending September 27, 1995, the Grantor shall have the right to withdraw from this Agreement, upon notice to the Grantee, any Route Segment that it deems, in its sole and absolute judgment, not to have adequate capacity or structural suitability for the Cable. The Grantee shall have no obligations to Grantor with respect to any Route Segment so withdrawn.

5.3 Additional Route Segments Designated By Grantee. [**] on transmission facilities [**] or if any Route Segment [**] to make it available [**] pursuant to Section 5.2 or Section 21.4, then the Grantee shall [**] or property of the [**] shall not [**]. Subsequent to the date of execution of this Amended and Restated Agreement, the rights and obligations of the parties set forth in this
Section 5.3 shall be governed by the Phase Two Agreement.

5.4 Cost and Means of Right of Way Acquisitions. The Grantee shall be responsible for, and the Grantor shall cooperate in, the acquisition of any easement or right-of-way rights that may be required in order to permit (i) the installation, operation and maintenance of the Cable on the Route or (ii) the use of the NEON fibers by Grantee. [**], if possible. If the use of the power of eminent domain is necessary in order to acquire any additional right-of-way rights required for the use of the NEON fibers by Grantee, then any required condemnation action shall be brought by Grantee in its own behalf, if such action is available to Grantee. Any easement or right obtained by the Grantee by using the power of eminent domain shall be subsequent and subordinate to any existing rights of the Grantor. Except in the case of condemnation by Grantee, Grantor shall exert its best efforts to minimize the cost of such additional land or rights in land. In the event that additional rights are required by both parties the cost of the acquisition of such additional rights shall be shared by the parties pro rata based on the number of fibers controlled by each party. This Section is not intended as an acknowledgment by either party that any such acquisition of additional rights is required but only to allocate the responsibility for such acquisition if required.

5.5 Grantee's Right to Build and Connect Third Party Segments. In the event that the Grantor (i) does not have Structures available to replace Route Segments not available for any reason to the Grantee or (ii) does not provide such Structures at the request of the Grantee, the Grantee shall have the right to build or otherwise obtain such Structures from Third Parties, at the Grantee's sole cost and expense. The Grantee may connect such Third Party facilities to the Route Segments and Cable subject to the approval by Grantor of Grantee's connection plans. The work to connect such Third Party facilities located on the Grantor's property shall be performed by the Grantor. The provisions of the last two sentences of Section 6.1 shall apply to this work to be performed by the Grantor. Grantee shall pay all of Grantor's Actual Costs to review these connection plans and to oversee the construction of such connections. If the Grantee interconnects Third Party facilities to the Cable or Structures, Grantee shall, upon Grantor's request, use its best efforts to provide the right to use up to 12 singlemode fibers on such Third Party's facilities to maintain the continuity of NUNet within Grantor's Territory and up to eight singlemode fibers outside Grantor's Territory on terms no less favorable than those provided Grantee for NEON. Subsequent to the date of execution of this Amended and Restated Agreement, the rights and obligations of the parties set forth in this
Section 5.5 shall be governed by the Phase Two Agreement.

5.6 Third Party Connections. In the event of use of connections to the Cable from public and private property, Grantee shall designate the location and manner in which the Cable will enter and exit Grantor's property and connect to the Cable and shall provide such specifications as needed unless so provided in the engineering plans of Grantor's property. Such specifications will be subject to change from time to time by the written consent of the parties hereto. The Grantor shall have the right to review and approve (which shall not be unreasonably withheld) connections made pursuant to this Section 5.6.

5.7 Connection Grants. Grantor hereby grants Grantee the right to install, maintain, and operate the connections to the Cable as described in this Section 5.

6.       ENGINEERING AND DESIGN

6.1 Grantor's Obligations. In consultation with Grantee, and in accordance with the Specifications, the Grantor and/or its consultants shall engineer, provide detailed specifications, construction working prints and other data necessary to permit the construction and installation of the Cable on the Route. Grantor shall also design all alternating current power sources, New Buildings and other necessary and related articles of property which, together with the articles of property to be designed by

Grantee, are required to provide usable fiber optic transmission capacity throughout the Grantor's system over the Route Segments. All such detailed specifications, construction working prints and other information shall be subject to Grantee's approval which approval shall not be unreasonably withheld or delayed. Grantee shall reimburse the Grantor for the Grantor's Actual Costs incurred pursuant to this Section 6.1. The Grantor shall use its best efforts to perform the work called for by this Section 6.1 at the lowest possible cost to the Grantee. The services provided by Grantor in this Section 6.1 shall be performed in a professional and workmanlike manner.

6.2 Grantee's Obligations. The Grantee, at its sole cost and expense, shall design, in cooperation with Grantor, all electronic and optronic equipment and provide detailed specifications, construction working prints and other necessary data for NUNet and NEON including, without limitation, the Cable and repeaters, patch panels, terminations, terminals, splice cases and closures, alarm monitoring equipment and all Equipment and all other necessary and related articles of property which, together with the articles of property to be designed by Grantor pursuant to Section 6.1 are required to provide fiber optic transmission capacity throughout the Route Segments. All Equipment and other equipment utilized solely in connection with NUNet shall be paid for solely by Grantor.

7.       MAKE READY WORK

7.1 Responsibility for Performance. In the event the Grantor and Grantee determine that any work is required or desirable to install intermediate or supplementary Structures, make existing Structures capable of supporting the Cable, define the Route more clearly or provide for alternative Route Segments (collectively "Make Ready Work"), Grantor will either perform such Make Ready Work or permit Grantee or its contractor to perform such Make Ready Work. Any charges for Make Ready Work performed by Grantor (other than to satisfy the representation made in Section 18.3) will be paid at Grantor's Actual Costs 30 days after presentation of an invoice for such work. If Grantor elects to perform any Make Ready Work, Grantor will either (i) endeavor to include such work in its normal work load schedule, or (ii) at the request of Grantee, based on the availability of Grantor's manpower, shall perform such Make Ready Work after normal hours and at prevailing overtime rates, but not less than straight-time rates.

7.2 Condition of Structures. Grantor shall make available its Structures and other facilities owned or controlled by Grantor as required to provide for continuous locations on which the Cable can be placed. Grantor shall perform such work, if any, at its expense, as may be required to satisfy the representation made in Section 18.3. Any additional improvements necessary to permit the Structures to support the Cable shall be made at the expense of the Grantee. Work required which is common to both Sections 7.2 and 18.3 shall be performed at the sole cost of the Grantee.

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          Confidential Materials omitted and filed separately with the
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7.3 Costs. [**] done pursuant to Section 7.1 or in connection with [**], including without limitation [**] that is necessary in order to make such Structures or facilities [**] (other than to satisfy the representation made in Section 18.3). The Grantor shall use its best efforts to perform the work called for by Section 7.1 at the lowest possible cost [**]. The services provided by Grantor in Section 7.1 shall be performed in a professional and workmanlike manner.

8.       INSTALLATION

8.1 Grantee's Right to Select Contractors. The Grantor shall provide the Grantee with an estimate of Grantor's Actual Cost for the installation of the Cable and Cable Accessories. The Grantee may then request that the Grantor seek bids from qualified contractors and Grantor's Actual Cost shall then be based on the lowest qualified bid. If an outside contractor is selected, the Grantor may, however, act as general contractor on the work done under this Section 8. The provisions of the last two sentences of Section 7.3 shall apply to any work done under this Section 8.1 by the Grantor.

8.2 Grantee's Right to Issue Specifications. The Grantee shall have the right but not the obligation to participate in the Grantor's issuance of contracts containing general provisions, technical specifications, conditions of installation, work schedules, and construction documentation which may include design prints, engineering plans, installation procedures and manuals, construction methods and practices, material handling properties, safety procedures, performance standards, payment schedules, testing and acceptance requirements and other contractual terms and conditions which may be issued prior to the commencement of any work.

8.3 Grantor's Installation Obligations. Grantor shall supervise and, in consultation with Grantee, be responsible for the construction or oversight of the construction and installation as necessary to install the Cable and Cable Accessories, including without limitation installation hardware, required for NEON and NUNet, in accordance with the engineering and design requirements finalized pursuant to Section 6, and Exhibit 3.28, Cable and Performance Specifications.

8.4 New Buildings. In Grantor's sole discretion, Grantor shall provide all electric power service to all New Buildings and to all Grantee's Space in the Grantor's retail service territory. Grantor shall perform and be responsible for site preparation and shall prepare foundations and fencing for all New Buildings on Grantor's property.

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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


Grantee shall install all New Buildings and Equipment used in equipping NEON and in cooperation with Grantor when such installation is on Grantor's property. Grantee shall reimburse Grantor for its Actual Costs incurred pursuant to this
Section 8.4. The parties shall, by subsequent agreement, apportion the costs of service and maintenance and space in any New Buildings containing both Grantee and Grantor Equipment.

8.5 State Fees. Grantee shall either pay directly or reimburse Grantor for any fees payable to any State agency for the use of any public rights-of-way as a result of Grantee's use of or right to use the NEON. Grantor will cooperate with Grantee in obtaining such legal and regulatory permits and authorizations as are needed in order to allow Grantee to be an authorized condemnation party in each applicable state. Grantee shall reimburse Grantor for its Actual Costs incurred pursuant to this Section 8.5.

8.6 Public Rights of Way. Grantee shall at its sole cost and expense obtain all federal, state and municipal occupancies and other rights that may be required for the installation of NEON in public rights-of-way or the use thereof.

9.       POINT OF DEMARCATION; BUILDING EXTENSIONS

9.1 Marking. The point of demarcation (the "Demarcation Point") for the purpose of this Agreement shall be indicated by a visible, indelible mark or tag of long-lasting durability, at a point on one side of which is Grantee's responsibility, termed network side, on the other side of the Demarcation Point, termed premise side, both the Grantor and Grantee shall be responsible for their respective Equipment and any Cable extensions. The color coding of the tube(s) and fibers dedicated for Grantor's use shall remain consistent throughout the Route.

9.2 Building Extensions. NEON will be extended by the Grantee for use by the Grantee within buildings as required. In such extensions the entire Cable beyond the building patch panel shall remain the property of Grantee and Grantor shall receive an indefeasible right to use [**] to the point of the building patch panel. The Grantee or its customer shall obtain approval from the owners of the property for all such use and as to the physical location of Cable and, as to installation, maintenance and operation of Grantee's facilities on said property.

10.      MAINTENANCE

10.1 Grantee's Obligations. Provided that the Grantee has been given the permission referred to below in this Section 10, the Grantee shall maintain and repair the Cable, including emergency repairs and splices, pursuant to the terms and conditions outlined in Exhibit 10.1 - Maintenance Specifications. In the event Grantee fails to perform any necessary splicing or maintenance in accordance with the procedures and time frames set forth therein, Grantor shall have the right, but not the obligation, to undertake such splicing or maintenance of the Cable, at Grantee's sole cost and expense, as provided for in
Exhibit 10.1. In no event shall Grantee be permitted access to Grantor's property without Grantor's prior permission unless Grantee is acting pursuant to
Section 39.2. The Grantor reserves the right, but not the obligation, to perform such maintenance with its own crews or contractor when required by the need to insure the safe and reliable operation of its electric system. The provisions of the last two sentences of Section 7.3 shall apply to any work done under this
Section 10.1. Grantee shall be solely responsible for all aspects of the operation of NEON and the operation and maintenance of Equipment thereon. Grantee shall perform routine inspections of the Cable including, without limitation, once a year ride-outs of Route Segments, in accordance with its standard maintenance procedures and with Grantor's approval. Grantee shall provide notice to Grantor at least 10 working days in advance of any maintenance upon any Route Segment upon which any repair is to be conducted as a result of such maintenance procedures in accordance with Section 37. The Grantor shall have 10 working days to confirm the availability of any Route Segment for maintenance.

10.2 Grantor's Obligations. Grantor shall be solely responsible for all aspects of the operation of NUNet and the operation and maintenance of Equipment thereon. Grantor shall, at its own expense, perform routine inspections of the Cable in conjunction with the periodic inspection of its electric facilities and Structures and routine rights of way maintenance. Grantor shall provide notice to Grantee at least 10 working days in advance of any maintenance upon any Route Segment upon which any repair is to be conducted on the Cable as a result of such maintenance procedures

11.      RELOCATION, REPLACEMENT, REBUILDS OF THE CABLE

11.1 By Grantee. In the event that Grantee requests relocation, replacement, or rebuild of the Cable during the term of this Agreement, the cost of any such work shall be paid by Grantee, and Grantee shall submit to Grantor a completed copy of Exhibit 11.1 to request an acceptable new location. No relocation or replacement shall be performed on Grantor's property by Grantee without the prior written approval of Grantor.

11.2 By Grantor. In the event that during the Term of this Agreement Grantor is required by public authorities or by lawful order or decree of a regulatory agency or court to relocate or modify any or all Structures upon which NEON or any part thereof is located, Grantor and Grantee shall cooperate in performing such relocation or modifications so as to minimize any interference with the use of NEON or NUNet by either party and to avoid unreasonably impairing the ability of each to provide communications services of the type, quality and reliability contemplated by this Agreement. Any such relocation shall be accomplished in accordance with the provisions of Exhibit 3.28 Cable Specifications. Unless otherwise agreed by the Parties, all costs directly associated with the relocation of the Cable, Equipment and New Buildings located on the subject property shall be shared by the Parties on a pro rata basis based on the number of fiber optic filaments each Party controls.

11.3 Emergency Relocations; Third Party Relocations. In the event of an emergency affecting Grantor's Structures, transmission facilities or public safety, Grantor shall be permitted to replace, remove and relocate the Cable or any portion thereof without prior notice to Grantee when such notice is not practicable. Grantor shall incur no liability for service interruptions in connection with any such removal or relocation and Grantee shall incur no liability for service interruptions pertaining to Grantor's services, if so affected. If the relocation or replacement of the Cable is requested or caused by a Third Party, Grantor shall attempt to obtain reimbursement of Grantor's costs from said Third Party. Any costs not recovered from said Third Party shall be shared by the Parties on a pro rata basis based on the number of fiber optic filaments each Party controls.

11.4 Cable Failure; NUNet Equipment. The Grantor makes no representations with respect to the Cable. Should the Cable fail to function according to its design specifications, Grantor shall assign its warranty enforcement rights to Grantee. Grantee shall be entitled to any recovery from a Third Party, and Grantee shall have the right, where allowed by law, to recover directly from that Third Party. Should the Cable fail to function for any reason, Grantee shall have the right to expeditiously replace the Cable, subject to the Grantor's review and approval of Grantee's replacement plans. Grantee shall have no responsibility for Equipment to be used solely in connection with NUNet, including without limitation, any such equipment installed or located in Grantor's Space in any New Building or at any of Grantee's facilities. To the extent Grantee realizes any proceeds from Grantor's assignment of its warranty rights to the Cable that are not expended in replacing Cable, such proceeds shall be retained by the Grantee.

12.      CONSTRUCTION, MAINTENANCE AND REMOVAL OF THE CABLE

12.1 Interference With Other Joint Users. The Parties shall design, engineer, construct and maintain the Cable within the Route Segments in a manner so intended not to physically conflict or interfere with the Grantor's property and any facilities attached thereon or placed therein by joint users or others.

12.2 Grantor's Approval of Third Party Work. Prior to Grantee engaging the services of a Third Party to commence work to install, remove, reconfigure or maintain the Cable in any section or part of the Route Segments, the Grantee will obtain Grantor's prior written consent of any Third Party chosen to perform such work, and the date when such work is scheduled to commence, which consent shall not be unreasonably withheld.

12.3 Grantor's Right to Maintain Service. Grantor shall at all times have the right to take all action necessary to maintain and repair Grantor's property and maintain Grantor's services to its customers, unconstrained by this Agreement but shall take reasonable precautions to protect the Cable against damage. In the event of any service outage affecting the Cable, Grantor shall have the right to repair its facilities first. If conditions permit, Grantee may repair its facilities concurrently with Grantor. Grantee acknowledges that all or a portion of the Cable will be placed on Structures that are part of Grantor's electric transmission system and that at all times the safe and continuous operation of such system and the provision of electric service is Grantor's foremost priority.

12.4 Notice. Grantee shall give Grantor 60 days prior written notice of any removal(s) or material modification(s) of the Cable provided that no such removal or modification will be permitted which adversely effects Grantor's use of NUNet.

12.5 Emergency Use of Grantor's Property. With Grantor's prior written consent and in its sole discretion, Grantee may temporarily use any of Grantor's available property for emergency restoration and maintenance purposes. Any such temporary use shall be subject to such reasonable terms and conditions as may be imposed by the Grantor and shall be terminated within 90 days, or sooner, unless Grantee applies for and Grantor grants permission for such temporary use to be extended.

12.6 Return of Removed Material. In the event Grantor under the provisions of this Agreement shall remove any portion of the Cable from Grantor's property, Grantor will deliver to Grantee the Cable and Equipment so removed upon payment by Grantee of the cost of removal, storage and delivery, and all other amounts due Grantor.

13.      PERIODIC INSPECTIONS

13.1 By Grantor. Grantor shall have the right to make Periodic Inspections of any part of Grantee's operations occupying Grantor's property. Grantor will give Grantee reasonable advance written notice of any periodic inspections, except in those instances where, in the sole judgment of Grantor, safety considerations justify the need for a Periodic Inspection without the delay of waiting until a written notice has been forwarded to Grantee. A representative of the Grantee may accompany the Grantor's representative on all Periodic Inspections.

13.2 Grantee's Obligations. The making of Periodic Inspections or the failure to do so shall not impose upon Grantor any liability of any kind whatsoever nor relieve Grantee of any responsibility, obligations or liability assumed under this Agreement.

13.3 Cost. Grantee shall reimburse Grantor for its Actual Costs of Periodic Inspections only if material violations are found. Charges for such inspections shall be at Grantor's Actual Cost.

14.      APPROVALS AND CONSULTATION

14.1 Role of Program Managers. Each party shall designate a Program Manager (a Program Manager"). Whenever either party is entitled to approve a matter, the Program Manager for the party responsible for the matter shall notify the Program Manager of the other party of the nature of such matter. The Program Managers shall discuss such matter, and each Program Manager is authorized to approve such a matter on behalf of his company.

14.2 Definition of Consultation/Cooperation and Approval. Whenever in this Agreement it is provided that Grantor will take action "in consultation with Grantee," it is intended that such consultation shall be thorough and meaningful, and that the views of Grantee with regard to the matter under consultation shall be given the weight appropriate to the experience and expertise of Grantee in telecommunications. Whenever in this Agreement it is provided that Grantee will take action "in cooperation with Grantor," it is intended that such cooperation shall be thorough and meaningful, and that the views of Grantor with regard to the matter under consultation shall be given the weight appropriate to the experience and expertise of Grantor in telecommunications and in the transmission and use of electric power. Whenever in this Agreement it is provided that the approval of one party is required, it is intended that such approval will not be unreasonably withheld or delayed.

15.      OWNERSHIP OF THE CABLE

15.1 Title; Tax Accounting. Legal title to the Cable and to any item of Equipment installed upon the Grantor's Structures shall be held by Grantor. With respect to the Cable and NUNet, Grantor shall have absolute legal and beneficial ownership, subject to the provisions of Section 16.1. With respect to the NEON fibers installed upon the Grantor's Structures, Grantor shall hold legal title to the same as Grantee's nominee and, with respect to such property, Grantee shall have the right of use granted in Section 4 of this Agreement and will be the beneficial owner. Accordingly, Grantee shall for tax purposes account for such property as the owner thereof and, as

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        Securities and Exchange Commission. Asterisks denote omissions.


between the Parties, shall be entitled to any investment tax credits, depreciation and any other tax attributes or liabilities with respect to those fibers. Grantor agrees that it will not, for tax purposes, account for the property associated with NEON fibers as though it were the tax owner thereof and shall not attempt to claim any of the tax attributes or liabilities with respect thereto. The parties agree they shall file all income tax returns and otherwise take all actions with respect to taxes in a manner which is consistent with the foregoing.

15.2 Reversion of Beneficial Ownership. Grantee's right of use under Section 4 of this Agreement and beneficial ownership of NEON shall revert to the Grantor upon termination of this Agreement or of any applicable Route Segment. Upon such termination, Grantee shall deliver to Grantor such deeds, bills of sale, releases or similar documents as Grantor shall reasonably request to confirm said reversion.

16.      USE OF THE CABLE BY GRANTOR

16.1 Fibers and Use. The Grantee shall provide not less than 12 usable singlemode fiber optic filaments in the cable for the unimpeded and unrestricted use by NV, provided however that the requirement of usability shall not apply to any fibers located upon a Route Segment as to which the Term has expired. The Grantor shall use these 12 singlemode fibers exclusively for the Grantor's own business purposes and other uses permitted by this Section 16.1, which shall include but not be limited to the right of the Grantor to assign any number of the 12 fibers, or resell capacity on any of the 12 fibers, provided however, that during the first seven years of this Agreement, the Grantor shall not have the right, directly or indirectly, to assign for the purpose of carrier's carrier service, any number of the 12 fibers, or resell capacity on any of the 12 fibers, to any of the following entities or an entity which was an affiliate (as that term is defined under the Securities Act of 1933, as amended) as of September 27, 1994 of any such entity without the prior written consent (to which Section 31 shall not apply) of the Grantee:

                  [**]

However, this restriction shall [**]


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        Securities and Exchange Commission. Asterisks denote omissions.


[**] and (ii) [**] offices to any customer subscriber destination. (Subsections
(i) and (ii) immediately above hereinafter defined as "Carriage of Capacity"). These services will have [**] according to the following allocations:

         Grantee shall pay Grantor [**] (as that term is defined in the Service Agreements to be negotiated and signed by FiveCom LLC and NUTEL LLC pursuant to the Letter Agreement between Central Maine Power Company, NU, FiveCom, Inc., and MaineCom Services dated February 23, 1996) resulting from Grantee's Carriage of Capacity.

         The Grantor shall pay the Grantee [**] resulting from Grantor's Carriage of Capacity.

Notwithstanding the foregoing, [**] other telecommunications networks, the Grantor shall [**] can be made. If the Grantor [**] for its own business purpose.

16.2 Option to Purchase Additional Fibers. The Grantor may purchase, if mutually acceptable terms can be agreed upon between Grantee and the Grantor, additional singlemode fibers from the Grantee at a price that is mutually acceptable.

16.3 Additional Service. In addition to providing 12 singlemode fibers, the Grantee shall, upon Grantor's request and so long as Grantor is not in breach of this Agreement, provide Grantor with commercial telecommunication services into all locations served by Grantee's networks in the service area at Grantee's Actual Cost for any incremental labor and provisioning equipment required for the service being requested and, if provided using fibers other than Grantor's 12, Grantor shall also pay, without duplication of such actual cost, [**] ("[**] Rates").

16.4 Space in Grantee's Locations. Where available and requested by Grantor, Grantee shall, so long as Grantor is not in breach of this Agreement, provide or cause to be provided Grantor Space in the Grantee offices and other common access areas of Grantee facilities along the Route Segments in New Buildings or buildings adjacent thereto, adequate in each case to permit Grantor to install racks of its optronics, multiplex and associated equipment used to equip NUNet and to interconnect NUNet with NEON. Unless otherwise agreed, Grantor Space will comply with power, ground, physical and environmental requirements of the Grantee technical publications. Such Grantor Space shall be used by Grantor to house Grantor Equipment necessary to permit the use of the NUNet and interconnection with the Grantor's networks. Unless otherwise agreed, Grantor Space in a Grantee facility other than a New Building, or buildings adjacent thereto, shall be in a common access area of such facility, and to the extent reasonably practicable, Grantor Space in a New Building shall be separate from any area containing Grantee's Equipment. Grantee shall provide Grantor Space in the common access areas of Grantee facilities at the then prevailing rate for such space according to Grantee's tariff.

17.      CASUALTY

If any portion of the Cable is damaged or destroyed by casualty at any time during the Term each party shall pay a share of the cost of repair, restoration or replacement based on the pro rata percentage of fibers, NUNet and NEON, contained in the Cable. With respect to the Route Segment on which such portion of the Cable is installed, the Grantee shall have the option of having the Grantor repair, restore, or replace such portion of the Cable (and the Grantee shall reimburse Grantor's Actual Cost of doing so) or terminating that Route Segment. Unless Grantee notifies Grantor of its election to terminate that Route Segment within 12 business days of the casualty, Grantee shall be deemed to have elected repair, restoration and replacement of the Cable. If Grantee elects to terminate such Route Segment as set forth in the preceding sentence, the NEON fibers upon such portion of the Route Segment so effected, shall be available for use by Grantor and Grantee shall assign, at no cost to Grantor, all its rights and title to all New Buildings and Equipment on such Route Segments so effected immediately thereafter.

18.      REPRESENTATIONS AND WARRANTIES

18.1 Common Representations. Each of the parties represents and warrants that it has full authority to enter into and perform this Agreement, that this Agreement does not conflict with any other document or agreement to which it is a party or is bound, and that this Agreement is fully enforceable in accordance with its terms.


                                      -17-

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18.2 Representations by Grantor. The Grantor represents and warrants that
Grantor is a corporation duly organized, validly existing and in good standing under the laws of the state under which it is incorporated. The execution and delivery of this Agreement and performance thereunder will not conflict with or violate or constitute a breach or default under the Grantor's Articles or Certificate of Incorporation and will not violate any law, rule or regulation applicable to Grantor. No consents need to be obtained from any governmental agency or regulatory agency to allow Grantor to execute, deliver and perform this Agreement except those for which provision has been made in Section 21.4(iii)

18.3 Representation by Grantor As To Structures. The Grantor represents and warrants that the Structures are suitable for their current use and were designed and installed at a minimum to meet the requirements of the National Electrical Safety Code and/or other applicable standards then in effect.

18.4 Representation by Grantor As to Right to Place Cable. The Grantor represents and warrants that it has the right to have the Cable placed on the Structures on the Route and to have the Cable used by the Grantor as contemplated by this Agreement, subject to the governmental approvals for which provision has been made in Section 21.4(iii) and the approvals from certain lienholders referred to in Section 4.2.

18.5 Work Clearances and Related Delays. Grantor represents and warrants that it cannot guarantee line outages or special contingency line operating conditions that may be necessary for the installation, maintenance and repair of the Cable and that delays may be necessary. Such work clearances must be obtained from regional dispatching organization(s) with authority over the lines. The Grantee shall be responsible for the Grantor's Actual Costs associated with last minute delays caused by these regional authorities which are reasonably beyond the control of the Grantor.

18.6 Representations by Grantee. The Grantee represents and warrants that Grantee is a limited liability company duly organized and validly existing under the laws of the Commonwealth of Massachusetts and the execution and delivery of this Agreement and the performance thereunder will not conflict with or violate or constitute a breach or default under the Operating Agreement of Grantee and will not violate any law, rule or regulation applicable to Grantee. No consents need to be obtained from any government agency or regulatory agency to allow Grantee to execute, deliver and perform this Agreement.


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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.

19.      INSURANCE

The Grantee, at its own expense, shall provide and maintain in force during the term of this Agreement a policy or policies of general liability insurance with an aggregate limit of no less than [**]. The policy or policies shall include contractual liability coverage to insure the indemnification agreement and products completed operations coverage. Any such policy(ies) shall be procured by the Grantee from a responsible insurance company with a "Best" rating of A or better, satisfactory to the Grantor. Certificates evidencing such policy(ies) shall be delivered to the Grantor within 30 days of the date of this Agreement. Not less than 30 days prior to the expiration date of such policies, certificates evidencing the renewal thereof shall be delivered to the Grantor. Such policies shall further provide that not less than 30 days' written notice shall be given to the Grantor before such policy(ies) may be cancelled, materially changed or undergo a reduction in Insurance limits provided thereby. Grantor shall be named as an additional insured. The coverage required herein shall not be deemed to limit the Grantee's liability as set forth elsewhere in this Agreement. Upon timely notice to the Grantee, Grantor may require reasonable increases in the amount of insurance coverage which will be obtained by Grantee within 30 days after Grantor's request.

20.      GRANTEE'S BOND

20.1 Bond. Within 120 days of the Effective Date of this Agreement, the Grantee shall provide Grantor with either of the following at the option of Grantee: (i) a performance bond in the amount of the [**] of NUNet running from Millstone, CT to Seabrook, NH as set forth in Exhibit 3.26 (the Route) in form and substance reasonably satisfactory to Grantor and issued by a responsible and reputable insurance company, or (ii) a letter of credit of equal value in form and substance reasonably satisfactory to Grantor and issued by a responsible bank. This bond or letter of credit shall be reduced by [**] for each mile of NUNet installed on the Route.

20.2 Affect of Bond. If a bond or letter of credit is issued and remains in effect to the benefit of Grantor pursuant to Section 20.1, the Grantee shall not be found to be in default of any provision of this Agreement if such default is based on the installation of NUNet or any other associated Cable relating thereto.


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        Securities and Exchange Commission. Asterisks denote omissions.

21.      TERM AND TERMINATION

21.1 Period. The term of this Agreement shall be for a period of 30 years (the "Term") commencing on September 27, 1994, and ending on September 27, 2024 (the "Ending Date") and shall automatically renew on September 27, 2024 and thereafter for five year periods until terminated by either party upon notice given one year or more prior to September 27, 2024 or any renewal date thereafter.

21.2 Payment to Grantee. If the Grantor elects to terminate this Agreement pursuant to Section 21.1, the Grantor shall, at its option, either: (i) pay the Grantee the fair market appraised value of NEON (determined, if no agreement can be reached between the parties on such value, pursuant to Section 38) or (ii) elect to receive [**] from the use of the Cable as determined by an independent auditor selected by the mutual consent of the Parties. If Grantor elects clause
(ii), the payments provided for in that clause shall be in addition to any Annual Fees due Grantor and this Agreement shall be extended for another 30 years from the date it would have otherwise terminated.

21.3 Early Termination of Agreement. This Agreement may be terminated prior to the Ending Date upon any one of the following events:

                  (i)   by Grantee upon 180 days, prior notice to Grantor.

                  (ii) by Grantor upon 90 days, prior notice to Grantee if (x) the Grantee has not provided a bond or letter of credit pursuant to Section 20, and (y) the Grantee has not completed NUNet according to Section 4.4.

                  (iii) by Grantor in the event of a default by Grantee under
Section 34.

                  (iv) by Grantor upon 90 days, prior notice in the event of a violation of Section 36.1.

Grantee shall have the right to cure or correct any default specified under clauses (ii) or (iv) above within the time period of the notices set forth above.

21.4     Termination of Route Segment.  Any Route Segment may be terminated:

                  (i) by Grantor upon reasonable notice for the purposes of providing safe and economical electrical service; or



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        Securities and Exchange Commission. Asterisks denote omissions.

                  (ii) by Grantee upon five days' prior written notice if two Cable failures per month for three consecutive months occur on a Route Segment as a result of Grantor's electric operations and Grantor fails to take steps to cure such failure with due diligence, unless Grantor shall have cured such failure prior to the expiration of said five day period, or where cure is not possible within said five day period, Grantor is proceeding to cure with due diligence.

                  (iii) by the Grantor at any time after consultation with Grantee if it cannot obtain the regulatory approvals needed by it to perform its obligations under this Agreement with respect to such Route Segment or can obtain them but on terms that are unduly burdensome on the Grantor.

21.5 Cost Reimbursement. In the event of the termination of this Agreement or a portion of the Route Segments thereof pursuant to Section 21.4, Grantor shall reimburse Grantee a percentage of the cost of the Cable, for such terminated portion according to the following schedule:

                  Year 1-5 (9/27/94-9/27/99)           [**]
                  Year 6                               [**]
                  Year 7                               [**]
                  Year 8                               [**]
                  Year 9                               [**]
                  Year 10                              [**]
                  Year 11 and thereafter,              [**]

The Annual Fee described below for the portion of the year following termination of a Route Segment shall be refunded to the Grantee. The amount of the refund shall be determined by prorating the Annual Fee for the terminated Route Segment equally over 365 days. In no event shall the amount of the refund exceed the amounts collected on the terminated Route Segment during that period by the Grantor.


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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.

22.      ANNUAL FEE

22.1 Amount. Grantee shall pay an annual fee ("Annual Fee") for its use of the NEON fiber optical filaments in the Cable, which shall be:

         (a)      As to Grantor's underground facilities: [**]; and

         (b) As to Grantor's aerial Structures, as follows:

                  (i) [**] where Grantor's Structures support Cable containing NUNet. Said rate shall not be due for the period of 10 years from the Effective Date of this Agreement for the Route shown in Exhibit 3.26.

                  (ii) [**] where Grantor's Structures support Cable not containing NUNet.

                  (iii) [**] for solely owned utility distribution poles located within the public right of ways, private ways, ancient ways, or on private property or on easements.

                  (iv) [**] during the term of any agreements between Grantee and any Third Party for route segments containing Grantee's cable or NEON's extensions supported by any transmission structures, aerial plant, civil works, and underground facilities owned by any utility operating in any of Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island, Vermont and certain parts of Canada which share a border with any of those States if the Grantor contributed in a material way to the Grantee's obtaining such route segments. [**] will be paid upon execution of an agreement with such Third Party but the annual fee will not be due until the sooner of the Activation Date or the In-Service Date of such route segments. (Grantee seeks route segments into New York from Connecticut; into Rhode Island from Connecticut and Massachusetts; into Vermont from Massachusetts, New Hampshire, New York, and Canada; and into Maine from New Hampshire and Canada.)

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

22.2 CPI Adjustments. The Annual Fee shall be adjusted annually from the Effective Date by an escalation factor equal to changes in the Consumer Price Index All Urban (CPI-U) published by the US Department of Labor, Bureau of Labor Statistics, which shall be calculated each October based on changes in the CPI-U from the previous October. In no instance shall the CPI-U change be applied if it results in a smaller payment than the previous year's payment. As to any period during which fees have been waived, the CPI-U shall accrue to the rate during such waiver period.


22.3 Additional Amounts. In addition to the amounts due and payable pursuant to
Section 22.1, as adjusted pursuant to Section 22.2, the Grantee shall pay the Grantor an amount equivalent to [**] on the Grantor's Structures each and every year such revenues exceed [**].

22.4 When Due. All Annual Fees shall be paid on January 1st of each year. All pro-rata payments made during the year shall be based on this date. All payments shall be paid within 30 days of invoicing.

22.5 Initial Annual Fee. Unless otherwise waived according to the provisions of 22.1(b)(i), 22.1(b)(iv) or otherwise, the initial Annual Fee payment will be due and payable within 30 days after preliminary engineering work has been accepted by both parties and shall be based upon the estimated number of duct feet and aerial feet to be utilized by Grantee over the remainder of the calendar year.

23.      FORCE MAJEURE

23.1 Optional Termination. Should any of the Force Majeure Events defined below occur and should the Grantor determine that as a direct or indirect result thereof, the parties continued performance hereunder or with respect to any portion of the Structures and the Cable will be irreparably impaired or prevented, the parties may mutually agree to terminate this Agreement, in whole or in part as to any portion of the Route Segments and the Cable so affected with no further obligation or liability. The parties will attempt to provide a date of termination such that the parties will have a reasonable time to obtain alternative means of providing service to customers, but neither party shall have an obligation to do so. A Force Majeure Event shall include fire, flood, strike or other labor difficulty, natural disasters, acts of God or public enemy, (restraint or hindrance by any governmental authority), war, insurrection, riot, action of any regulating authorities; or institution of litigation by any Third Party, or any other causes of any nature reasonably beyond the control of either party which would have a material adverse effect on the subject matter of this

Agreement. Financial difficulties, or events resulting from financial difficulties, shall not be considered a Force Majeure Event.

23.2 Suspension Pending Force Majeure. If a Force Majeure Event should occur then, and for a reasonable time thereafter, the parties' performance of this Agreement shall be suspended. At the conclusion of a Force Majeure Event the period of time so suspended shall be added to the dates, schedules and other performance related matters under this Agreement.

24.      PROPRIETARY INFORMATION

24.1 Obligation to Maintain as Confidential. Each party acknowledges that in the course of the performance of this Agreement it may have access to privileged and proprietary information claimed to be unique, secret, and confidential, and which constitutes the exclusive property and trade secrets of the other ("Proprietary Information"). This information may be presented in documents marked with a restrictive notice or otherwise tangibly designated as proprietary or during oral discussions, at which time representatives of the disclosing party will specify that the information is proprietary and shall subsequently confirm said specification in writing within five days. Each party agrees to maintain the confidentiality of the Proprietary Information and to use the same degree of care as it uses with regard to its own proprietary information to prevent the disclosure, publication or unauthorized use of the Proprietary Information. Neither party may duplicate, copy or use Proprietary Information of the other party other than to the extent necessary to perform this Agreement. Either party shall be excused from these nondisclosure provisions if the Proprietary Information received from the other party has been or is subsequently made public by the other party, is independently developed by such party, disclosed pursuant to order by a court or government agency, or if the other party gives its express, prior written consent to the disclosure of the Proprietary Information.

24.2 Route Constitutes Proprietary Information. The routing of NEON and the conditions of Grantee's contracts with customers and customer names are deemed Proprietary Information without further notice and will not be disclosed by Grantor absent an order by a court or regulatory body with jurisdiction over Grantor.

25.      ACCESS AND SECURITY

25.1 Access by Grantor. Grantee agrees, upon reasonable request, to allow Grantor direct ingress and egress to all Grantor Space to be provided to Grantor as described above, and to permit Grantor to be on Grantee's premises at such times as may be required for Grantor to perform any appropriate maintenance and repair of equipment in such Grantor Space. Grantee may require that a representative of Grantee accompany any representatives of Grantor having access to the Grantor

Space except in New Buildings having separate entrances providing access only to the Grantor Space therein. Employees and agents of Grantor shall, while on the premises of Grantee, comply with all rules and regulations, including without limitation security requirements, and, where required by government regulations, receipt of satisfactory governmental clearances. Grantor shall provide to Grantee a list of Grantor's employees or authorized Grantor designee's employees who are performing work on, or who have access to, the Grantor's Space. Grantee shall have the right to notify Grantor that certain Grantor or authorized Grantor designee employees are excluded if, in the reasonable judgment of Grantee, the exclusion of such employees is necessary for the proper security and maintenance of Grantee's facilities.


25.2 Access by Grantee. Grantor agrees, upon reasonable request, to allow Grantee direct ingress and egress to all Grantee Space to be provided to Grantee as described above, and to permit Grantee to be on Grantor's premises at such times as may be required for Grantee to perform any appropriate maintenance and repair of Equipment located at such Grantee Space. Grantor may require that a representative of Grantor accompany any representatives of Grantee having access to the Grantee Space. Employees and agents of Grantee shall, while on the premises of Grantor, comply with all rules and regulations, including without limitation security requirements, and, where required by government regulations, receipt of satisfactory governmental clearances. Grantee shall provide to Grantor a list of Grantee's employees or authorized Grantee designee's employees who are performing work on, or who have access to, the Grantee Space. Grantor shall have the right to notify Grantee that certain Grantee or authorized Grantee designee employees are excluded if, in the reasonable judgment of Grantor, the exclusion of such employees is necessary for the proper security and maintenance of Grantor's facilities.

25.3 Access by Grantee to NEON Space. Except as provided in Section 25.2 above, with respect to the Grantee Space, Grantee and authorized Grantee designees shall have the right to visit any facilities of Grantor utilized in providing NEON upon reasonable prior written notice to Grantor; provided, however, that Grantor may require that a representative of Grantor accompany any representation of Grantee or of an authorized Grantee designee making such visit. Such visitation right shall include the right to inspect NEON and to review worksheets, to review performance or service data, and to review other documents used in conjunction with this Agreement. Employees and agents of Grantee or of an authorized Grantee designee shall, while on the premises of Grantor, comply with all rules and regulations, including without limitation security requirements and, where required by government regulations, receipt of satisfactory governmental clearances. Grantor shall have the right to notify Grantee that certain Grantee or authorized Grantee designee employees are excluded if, in the reasonable judgment of Grantor, the exclusion of such employees is necessary for the proper security and maintenance of Grantor's facilities.

25.4 Grantee's Work. The Grantee shall at all times perform its work in accordance with Grantor's safety and work procedures and in accordance with the applicable provisions of OSHA. Grantor shall have the authority to suspend Grantee's work operations in and around Grantor's property if, in the sole judgment of Grantor at any time hazardous conditions arise or any unsafe practices are being followed by Grantee's employees, agents, or contractors. Grantee agrees to pay Grantor for having Grantor's employee or agent present when Grantee's work is being done in and around Grantor's property. Such charges shall be at Grantor's Actual Cost. The presence of Grantor's authorized employee or agent(s) shall not relieve Grantee of its responsibility to conduct all of its work operations in and around Grantor's property in a safe and workmanlike manner, and in accordance with the terms and conditions of this Agreement.

26.      NO JOINT VENTURE; COSTS

26.1 Relationship. In all matters pertaining to this Agreement, the relationship of Grantor and Grantee shall be that of independent contractors, and neither Grantor nor Grantee shall make any representations or warranties that their relationship is other than that of independent contractors. This Agreement is not intended to create nor shall it be construed to create any partnership, joint venture, employment or agency relationship between Grantee and Grantor, and no party hereto shall be liable for the payment or performance of any debts, obligations, or liabilities of the other party, unless expressly assumed in writing herein or otherwise. Each party retains full control over the employment, direction, compensation and discharge of its employees, and will be solely responsible for all compensation of such employees, including social security, withholding and worker's compensation responsibilities.

26.2 Costs. Except for costs and expenses specifically assumed by a party under this Agreement each party shall pay its own expenses incident to this Agreement, including without limitation amendments hereto, and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

27.      PUBLICITY AND ADVERTISING

27.1 Limitations. In connection with this Agreement, neither party shall publish or use any advertising, sales promotions, or other publicity materials that use the other party's logo, trademarks, or service marks or employee name without the prior written approval of the other party. Except as provided in Section
27.2 below, each party shall have the right to review and approve any publicity materials, press releases or other public statements by the other party. In connection with this

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Agreement, each party agrees not to issue any such publicity materials, press releases or material produced by the public relations department for the other party without written consent. Unless otherwise agreed, neither party shall release the existence of the text of this Agreement or any material portion thereof, other than in the form modified to remove all references to the identity of the other party, to any person or entity other than the parties hereto for any purpose other than those specified in Section 27.2.

27.2 Exceptions. The provisions of Section 27.1 shall not apply to reasonably necessary disclosures in or in connection with regulatory filings or proceedings, financial disclosures which in the good faith judgment of the disclosing party are required by law, or disclosures that may be reasonably necessary in connection with the performance of this Agreement.

28.      MARKETING RELATIONSHIP

Upon the written approval of the Grantor, except for the exemption of customer prospects and customers of Grantee as listed in Exhibit 28, Sales Order Customer Exclusion List, in the event that communication service orders are received by Grantee, as a result of Grantee issuing sales literature or promotional material in which the name of Grantor is mentioned or by Grantor introducing Grantee to customer prospects not listed in Exhibit 28, or by the Grantor undertaking any joint marketing effort with Grantee including joint sales calls, Grantee shall pay to Grantor [**] to those customers receiving such sales literature, promotional material or joint sales calls.

In addition, in the event that communications service orders are received by Grantor as a result of Grantor issuing sales or promotional literature or information in which the name of Grantee or the NEON network is mentioned, by Grantee introducing Grantor to customer prospects, or by Grantee undertaking any joint marketing effort with Grantor, including joint sales calls, Grantor shall pay to [**] to those customers.

29.      SEVERABILITY

If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions of said agreement; provided, however, that if any such ineffectiveness or enforcement of any provision of this Agreement, in the good faith judgment of either party, renders the benefits to such party of this Agreement as a whole uneconomical in light of the obligations of such party under this Agreement as a whole, then the other party shall negotiate in good faith in an effort to restore insofar as possible the economic benefits of this Agreement to such party.

30.      LABOR RELATIONS

30.1 Notice by Grantor. Grantor agrees to notify Grantee immediately whenever Grantor has knowledge that a labor dispute concerning its employees is delaying or threatens to delay Grantor's timely performance of its obligations under this Agreement. Grantor shall endeavor to minimize impairment of its obligations to Grantee (by using Grantor's management personnel to perform work, or by other means) in event of a labor dispute.


30.2 Notice by Grantee. Grantee agrees to notify Grantor immediately whenever Grantee has knowledge that a labor dispute concerning its employees is delaying or threatens to delay Grantee's timely performance of its obligations under this Agreement. Grantee shall endeavor to minimize impairment of its obligations to Grantor (by using Grantee's management personnel to perform work, or by other means) in the event of labor dispute.

30.3 Determination by Grantee. If Grantee determines that Grantor's activities pursuant to this Agreement in any Grantee facility are causing or will cause labor difficulties for Grantee, Grantor agrees to discontinue those activities until the labor difficulties have been resolved; provided, however, that in any such event and notwithstanding any other provision of this Agreement, Grantee shall during the period of such labor difficulties perform at its own expense any such activities that may be reasonably necessary to the operation and maintenance of the Grantor's system or any portion thereof.

30.4 Determination by Grantor. If Grantor determines that Grantee's activities pursuant to this Agreement in any Grantor facility are causing or will cause labor difficulties for Grantor, Grantee agrees to discontinue those activities until the labor difficulties have been resolved; provided, however, that in any such event and notwithstanding any other provision of this Agreement, Grantor shall during the period of such labor difficulties perform at its own expense any such activities that may be reasonably necessary to the operation and maintenance of the Grantee's system or any portion thereof.

31.      CONSENTS AND WAIVERS

Whenever any party hereto is asked to consent or waive any action or matter provided herein or whenever any party has the right to do or refuse to do any act in its sole judgment or discretion provided herein, said party agrees to act reasonably and in good faith in making or refusing to consent, in waiving or refusing to waive, or in making any such judgments.

32.      TAXES AND GOVERNMENTAL CHARGES

The Grantee shall pay the Grantor the pro rata amount based on the number of fiber optic filaments under each Party's control, of all taxes assessed on the Grantor which are attributable to the Grantee's portion of the Cable, New Buildings and Equipment. The Grantee shall pay the Grantor said taxes when they become due, which shall include all taxes, assessments and governmental charges of any kind whatsoever lawfully levied or assessed and attributable against the Grantee's installation, maintenance or operation of the connections to the Cable or against the Grantee's business with regards to the Cable or the connection thereof, including without limitation, all franchise and other fees to any Federal, State, City or other jurisdiction having the authority to tax or assess other governmental charges. Upon said payment to Grantor, Grantor shall indemnify Grantee against any and all actions which may be brought against Grantor and Grantee with regard to Grantor's remittance of said payments to any taxing authority or governmental agency. Grantee shall have the right to pay the tax or charge under protest without being subjected to a default notice under
Section 34. The Grantor shall pay, when they become due, the pro rata amount based on the number of fiber optic filaments under each Party's control, all taxes, assessments and governmental charges of any kind whatsoever lawfully levied or assessed against the Cable, installation, maintenance or operation of the connections to the Cable or against the Grantor's business with regards to the Cable or the connection thereto, including without limitation, all franchise and other fees to any Federal, State, City or other jurisdiction having the authority to tax and assess other governmental charges. Grantor shall have the right to pay the tax or charge under protest without being subjected to a default notice under Section 34. Grantor warrants that it shall remit all tax payments to taxing authorities and governmental agencies and shall not cause the Cable to be levied, attached, or otherwise encumbered by any taxing authority by not having done so. Each party shall pay without apportionment any taxes levied on it based on its business profits.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


[**]. Grantor shall take reasonable efforts suggested by Grantee to minimize the amount of said income tax liability on its return(s), in accordance with applicable laws and regulations. At present, based upon using a twenty-year depreciation schedule, the parties estimate this tax liability to be [**]. Grantee shall hold harmless, indemnify and defend Grantor in the event [**] that Grantor may request from Grantee from time to time and which Grantee agrees to provide, which [**] described in this paragraph. If said [**] has not been attained on the [**] of this Agreement, Grantee agrees to [**] specified in
Section 22.1(b)(i) [**] sufficient to [**] by the [**] of this Agreement, provided that such payments do not put Grantee into default under any financial agreements then in place. If such payments would cause an Event of Default under any financial document, the parties agree to use their best efforts to devise and agree upon an alternative payment plan that would [**] by the [**] of this Agreement. Thereafter, the payment as specified in Section 22.1(b)(i) shall be due and owing. In a given year, [**] shall only be [**].

33.      INDEMNIFICATION

33.1 By Grantee. Grantee agrees to indemnify and hold harmless Grantor, its employees, contractors, subcontractors, agents, directors, officers, affiliates, and subsidiaries and their respective employees, subcontractors, agents, directors and officers from and against any and all liabilities, damages, losses, claims, demands, judgments, costs, and expenses (including, subject to Section 33.2, the cost of defense thereof and attorney's fees) based on the Grantee's use of the Cable including, without limitation, any claim for infringement of patent or trade secret, made by Third Parties (collectively, "Claims").

33.2 Indemnification Procedures. The Grantor shall give prompt notice of any Claim for which indemnification is or will be sought under this Section and shall cooperate and assist the Grantee in the defense of the Claim. The Grantee shall bear the cost of and have the right to control the defense and shall have the right to select counsel after consulting with the Grantor. The obligation to indemnify shall be net of any tax or insurance benefit obtained by the Grantor.

33.3 Limitation of Grantor Liability. In no event shall Grantor be liable to the Grantee or to its customers, whether in contract, tort, or otherwise, including strict liability, for any special, indirect, incidental or consequential damages or any lost business damages in the nature of lost revenues or profits, and any such claims by Third Parties against Grantor shall invoke the obligations under, but subject to the provisions of, Section 33.1 above.

33.4 Limitation of Grantee Liability. In no event shall Grantee be liable to the Grantor or to its customers, whether in contract, tort, or otherwise, including strict liability, for any special, indirect, incidental or consequential damages or any lost business damages in the nature of lost revenues or profits.

34.      DEFAULT

If either party shall allow any payment due hereunder to be in arrears more than 60 days after notice from the other party, shall allow any policy of insurance provided by Section 19 hereof to expire without renewal, or shall remain in default under any other provision of this Agreement other than those referred to in Section 21 for a period of 30 days after notice by the other party of such default, the party so notifying the other party may, at its option, terminate this Agreement pursuant to Section 21, or avail itself of any other remedy at law or equity, including without limitation, the remedy of specific performance, provided, however, that, in the case of a default for other than failure of payment or failure to maintain insurance, where the party in default proceeds with all due diligence to cure such default and cure is not possible within said 30 days, then the party then in default shall have such time to cure the default as the other party agrees is reasonably necessary. The parties agree that Grantee's remedies at law for a breach by Grantor of the warranty set forth in
Section 4.7 may be inadequate and that, for such a breach where Grantee's remedies at law are inadequate, Grantee shall be entitled to equitable relief.

35.      ASSIGNMENT

35.1 By Grantee. Subject to Section 35.4, the Grantee may not assign or otherwise allow use of its rights under this Agreement to any person or entity other than an affiliate (as defined in Section 16.1) without the prior written approval of the Grantor. The Grantor's approval will be granted provided the new person or entity demonstrates to the reasonable satisfaction of the Grantor that the proposed assignee is financially and operationally fit, willing and able to discharge its obligations under this Agreement, acquires substantially all of the Grantee's business within the geographic area of such assignment including substantially all of the assets used in such business, and agrees to be bound directly and fully by all of the terms and conditions of this Agreement.

35.2 Change of Control. Any change of control of the Grantee shall be deemed an assignment if a new person or entity other than an affiliate (as defined in Section 16.1), directly or indirectly, acquires 50% or more of the voting stock of the Grantee in one or more connected transactions, except that this Section
35.2 shall not apply to (i) any transaction consummated within 30 days of the date of this Agreement involving Applied Telecommunications Technologies, Inc. or (ii) any other acquiror of any equity interest in the Grantee, if such other acquiror was introduced to the Grantee by Applied Telecommunications Technologies, Inc., or if Applied Telecommunications Technologies, Inc. was acting as an advisor for such other acquiror.

35.3 Grantor's Right to Pledge Agreement and Transfer Property. Grantor shall be free to mortgage, pledge, or otherwise assign its interests under this Agreement to any Third Party in connection with any borrowing or other financing activity of Grantor provided that such assignment shall not limit or otherwise affect Grantor's obligations under this Agreement. Any transfer of property of the Grantor included in or subject to this Agreement may be made by Grantor provided the person acquiring such property takes it subject to this Agreement.

35.4 Grantee's Right to Pledge Agreement and Lease Fibers. Grantee shall be free to mortgage, pledge or otherwise assign its interest under this Agreement to any Third Party in connection with any borrowing or other financing activity (including that contemplated by Section 20) of Grantee provided that such assignment shall not limit or otherwise affect Grantee's obligations under this Agreement. Nothing in this Section 35 shall limit or apply to the Grantee's right to lease or sublease fibers of which it has the use under this Agreement to Third Parties in the normal course of the Grantee's business.

35.5 Right to Assign. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns where permitted by this Agreement or where an assignment occurs by operation of law.

36.      APPROVALS, PERMITS, AND CONSENTS

36.1 Grantee's Obligations. During the term of this Agreement, Grantee at its sole cost and expense shall obtain and maintain any and all necessary permits, licenses, franchises and approvals that may be required by federal, state or local law, regulation or ordinance, and shall continuously comply with all such laws, regulations or ordinances as may now or in the future be applicable to the Grantee's use and operation of the Cable. If Grantee or any permitted assignee shall at any time fail to maintain such approvals, Grantor may terminate this Agreement without any liability or obligation to Grantee pursuant to Section 21.3(iv).

36.2 Opinion. Within 90 days of the date of this Agreement, the Grantee shall provide the Grantor with an opinion of counsel, in form and substance satisfactory to Grantor, stating Grantee's compliance with the provisions of law applicable to Grantee's use of the Cable and its obligations under this Agreement.

36.3 Grantor's Obligations. During the term of this Agreement, the Grantor shall, at its Actual Cost to be paid by the Grantee, obtain all approvals and consents that may be required from all federal, state, and local authorities regarding all or any portion of the Cable installation or replacement upon the Route Segments subject to such jurisdiction. Legal counsel used for this purpose shall be selected by Grantor following consultation with the Grantee.

37.      NOTICES

37.1 Form and Address. All notices authorized or required by this Agreement shall be given in writing and delivered to the following addresses, which may change from time to time by such notice to either party, which addresses shall also serve as the addresses for the delivery of any amounts due and payable hereunder:

                  Director - T&D System Projects
                  Northeast Utilities Service Company
                  107 Selden Street
                  Berlin, CT  06037

                  With a copy to:

                           Vice President-Energy Delivery
                           Northeast Utilities Service Company
                           107 Selden Street
                           Berlin, CT  06037

                  NECOM LLC
                  391 Totten Pond Road
                  Suite 401
                  Waltham, MA  02154
                  Attention: President

                  With a copy to:

                           Alexander A. Bernhard, Esq.
                           Hale and Dorr LLP
                           60 State Street
                           Boston, MA  02109

37.2 How Sent. Each notice, demand, request, report approval or communication which shall be mailed in the manner described above, or delivered by hand or an insured overnight courier, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee, with the return receipt or the delivery receipt being deemed conclusive evidence of such delivery, or at such time as delivery is refused by the addressee upon presentation.

37.3 Damage Notification. In the event that the Cable is damaged for any reason, the party discovering such damage shall notify the other party of said damage by telephone at:

         for Grantor (203) 665-6000 or (800) 286-5000 extension 6000 for Grantee (800) 891-5080

These are 24 hour, 7 day per week emergency notification numbers. Calls shall be directed to the Supervisor on Duty, and the caller should be able to provide the following information:

         1.       Name of company making report;
         2.       Location reporting problem;
         3.       Name of contact person reporting problem;
         4.       Telephone number to call back with progress report;
         5.       Description of the problem in as much detail as possible;

         6.       Time and date the problem occurred or began; and
         7. If appropriate, a statement that "This is an emergency" and that a problem presents a jeopardy situation to the physical plant of Grantor or Grantee, as the case may be.

38.      DISPUTE RESOLUTION

38.1 Arbitration. If any question shall arise in regard to the interpretation of any provision of this Agreement or as to the rights or obligations of the parties hereunder, the question shall be referred to the respective Program Managers who shall deliberate such questions for not more than 15 days. If a resolution is not forthcoming within said period the matter will be referred to a senior executive designated by each party who shall, within 30 days of the request of the party invoking these dispute resolution procedures, meet with each other to negotiate and attempt to resolve such question in good faith. Such senior executives may, if they so desire, consult outside experts for assistance in arriving at such a resolution. In the event that the resolution is not achieved within 30 days after such a request, then the question shall be finally resolved by the award of arbitrators (all of whom shall be arbitrators certified by the American Arbitration Association) named as follows:

                  (i) the party sharing one side of the dispute shall name an arbitrator and give written notice thereof to the party sharing the other side of the dispute;

                  (ii) the party sharing the other side of the dispute shall, within 14 days of receipt of such written notice, name an arbitrator; and

                  (iii) the arbitrator so named shall within 15 days after the naming the latter of them, select an additional arbitrator. If such additional arbitrator is not selected within fifteen (15) days of the appointment of the latter of the arbitrators the party sharing either side of the dispute may seek to appoint such third arbitrator by applying to the American Arbitration Association. The arbitrators shall proceed promptly to hear and determine the matter in controversy. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrators shall be instructed that their decision must be made within 45 days after the appointment of the third arbitrator, subject to any reasonable delay due to unforeseen circumstances.

38.2 Award; Costs. The decision of the arbitrators shall be in writing and signed by the arbitrators or a majority of them and shall be final and binding on the parties, and the parties shall abide by the decision and perform the terms and conditions thereof. Unless otherwise determined by the arbitrators, the fees and expenses of the arbitration shall be borne by the party losing in these dispute resolution procedures, or if no party prevails in full, as allocated by the arbitrators based on the relative merits of the parties positions. Judgment upon the award rendered may be in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. All arbitration shall be conducted in Worcester, Massachusetts.

39.      EXERCISE OF RIGHTS

39.1 No Waiver. No failure or delay on the part of either party hereto in exercising any right, power or privilege hereunder and no course of dealing between the parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

39.2 Grantee's Self Help Rights. In the event the Grantor shall default or in any manner fail to perform any of its maintenance obligations hereunder and such failure shall continue for twenty (20) days after written notice from the Grantee, then, unless such failure is the result of a Force Majeure Event, the Grantee shall have the right, but not the obligation, so long as such failure continues, to perform such obligations of the Grantor in accordance with the relevant provisions of this Agreement, provided that Grantee shall only use properly qualified and licensed personnel to perform such maintenance, shall proceed in accordance with all applicable laws, codes and regulations, and shall provide advance written notice prior to entering Grantor's property.

40.      ADDITIONAL ACTIONS AND DOCUMENTS

Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use its best effort to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether at or after the execution of this Agreement.

41.      SURVIVAL

It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

42.      HEADINGS

Article headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

43.      INCORPORATION OF EXHIBITS

The Exhibits referenced in and attached to this Agreement shall be deemed an integral part hereof to the same extent as if written at length herein.

44.      COUNTERPARTS

To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of or on behalf of each party appear on each counterpart; but it shall be sufficient that the signature of or on behalf of each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of or on behalf of all of the parties.

45.      APPLICABLE LAW

This Agreement shall be construed under and in accordance with the laws of the State of Connecticut.

46.      PRIOR AGREEMENTS

This Agreement supersedes all prior or contemporaneous proposals, communications and negotiations, either oral or written, relating to the rights, obligations, or performance of this Agreement by the parties hereto, and, as such, constitutes the complete and entire agreement of the parties.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

Witnessed by:                                                 Northeast Utilities Service Company


  /s/ Daniel P. Venora                               By: /s/ David H. Boguslawski
 -------------------------------                         ---------------------------------------------
                                                                Name: David H. Boguslawski
                                                                Title: Vice President- Energy Delivery


                                                              The Connecticut Light and Power
                                                              Company


  /s/ Daniel P. Venora                               By: /s/ David H. Boguslawski
 -------------------------------                         ---------------------------------------------
                                                                Name: David H. Boguslawski
                                                                Title: Vice President- Energy Delivery

                                                              Western Massachusetts Electric
                                                              Company


  /s/ Daniel P. Venora                               By: /s/ David H. Boguslawski
 -------------------------------                         ---------------------------------------------
                                                                Name: David H. Boguslawski
                                                                Title: Vice President- Energy Delivery

                                                              Public Service Company of New
                                                              Hampshire


  /s/ Daniel P. Venora                               By: /s/ David H. Boguslawski
 -------------------------------                         ---------------------------------------------
                                                                Name: David H. Boguslawski
                                                                Title: Vice President- Energy Delivery

                                                              NECOM LLC
                                                              By: Its Manager, FiveCom, Inc.


 /s/ Anna Strannen                                   By: /s/ Victor Colantonio
 -------------------------------                         ---------------------------------------------
                                                                   Name: Victor Colantonio
                                                                       Title:   President

                               CONSENT AND JOINDER

         Reference is made to the foregoing Amended and Restated Agreement of even date herewith among Northeast Utilities Service Company, et al., and NECOM LLC.

         WHEREAS, terms defined in the aforesaid agreement and not defined herein shall have the meaning ascribed to them in said agreement; and

         WHEREAS, FiveCom assigned all of its rights and obligations under the Prior Agreement to FiveCom LLC, a Massachusetts limited liability company, and FiveCom LLC accepted such assignment and assumed such obligations by an Assignment and Assumption dated as of May 23, 1996; and

         WHEREAS, FiveCom LLC further assigned such rights and obligations to Grantee in such Assignment and Assumption dated May 23, 1996; and

         WHEREAS, such assignments required the consent of Grantor, and as a condition of providing such consent, Grantor required that FiveCom LLC would remain jointly and severally responsible for certain of Grantee's obligations under the Prior Agreement; and

         WHEREAS, notwithstanding the assignment to Grantee, FiveCom LLC remains obligated to perform Grantee's obligations under said Agreement; and

         WHEREAS, FiveCom LLC acknowledges the benefits to Grantee, and to those obligated to perform Grantee's obligations under the Agreement, of the provisions of said Amended and Restated Agreement.

         NOW, THEREFORE, in consideration of the foregoing, FiveCom LLC hereby consents to, approves of, and agrees to be jointly and severally bound by the provisions of the aforesaid Amended and Restated Agreement, including, without limitation, the provisions of Sections 5.5, 6.1, 7.3, 8.5, 13.3, 16.3, 21.2, 22.1, 22.3, 24.1, 27.1, 28 and 33.1, with the same force and effect and in the same manner as under the terms of the Prior Agreement prior to said assignment. For purposes of said Sections, the term "Grantee" shall be read and interpreted to include FiveCom LLC.

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 27th day of February, 1998.


Witnessed by:                                    FiveCom LLC
                                                 By: Its Manager, FiveCom, Inc.


 /s/ Elizabeth Arcand                            By: /s/ Victor Colatonio
 -------------------------------                     ---------------------------
                                                     Name: Victor Colantonio
                                                     Title: President

                                                                     EXHIBIT 2.7

                          EXISTING AND INSTALLED CABLE








                                      [**]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                                                    EXHIBIT 3.26
                                    THE ROUTE


The Route for the Cable consisting of NUNet and NEON are represented on Map 1 as the Route connecting [**].

         A routing option for the Grantor exists between a) [**] and B) [**].



                              [Map of Cable Route]

                                                                    Exhibit 3.26



                                      [**]

                                                                    EXHIBIT 3.28

                 CABLE ACCEPTANCE AND PERFORMANCE SPECIFICATIONS



CABLE ACCEPTANCE

Cable inspections will be performed in compliance with manufacturer's specifications at 1300 and 1550 nm. Tests will include OTDR continuity tests, reports with photos when necessary, and the following two directional tests.

         a. Reel testing of all cable after the final handling by the transport company.

         b. Reel testing at the installation staging site prior to the installation of all static wire fibers.

         c.       Splice testing for each splice point in two directions.

         d. End to end testing for each Route Segment, or portion thereof, after installation. (See typical test report in Supplemental documents)

Cable acceptance and test reports shall be prepared in two original versions, one set each for the Grantor and Grantee.

Maintenance and cable specifications of Alcoa Fujikura Limited and Corning AN-121 are incorporated in this exhibit by this reference as additional specifications.


CABLE PERFORMANCE SPECIFICATIONS

Cable performance specifications shall comply with manufacturer's specifications. The performance shall be within the tolerances of the total loss budgets for each Route Segment or portion thereof. The cable shall comply with the appropriate performance requirements of DS1, DS3, and SONET equipment as to throughput (BER) and attention (loss) and for end to end performance.

FiveCom, Inc. DS1, DS3 & SONET Performance Specifications, as of July 1994 are incorporated in this exhibit by this reference as additional specifications.

                                                                    EXHIBIT 3.28

                 FIVECOM DS1, DS3 & SONET PERFORMANCE PARAMETERS


Error Free Seconds                                                       98.75%
(measured over any 24 hour period)
Severely Errored Seconds                                                  LTE 5
(measured one-way per 24 hour period)
Availability                                                            99.925%
(measured over 12 consecutive months)
Acceptance Limits                                                     LTE 20 ES
(15 minute loop back)
Operational Maintenance Limits                                        GTE 20 ES
(15 minute loop back)
Immediate Action Limits                                               GTE 60 ES
(measured in loop back)                                in any 5 minute interval

Note:

Performance is based on BellCore Technical Standard PUB 62508 Definitions

                  ES - Errored Seconds
                  LTE - Less than or equal to
                  GTE - Greater than or equal to

                                                                    EXHIBIT 3.28



FiveCom, Inc. DS1, DS3 & SONET Performance Specifications July 1994

1. This listing defines the performance objectives for DS-1, DS-3 and SONET circuits provisioned on NEON. Maintenance procedures will meet these performance objectives

2.  Partial List of Compliance to Cited References:

    a.  ANSI T1 102-1987 (Electrical Signal Interfaces)
        ANSI T1 403, 1989
        ANSI T1, 404, 1989
    b. AT&T Technical Reference, TR 62415, 6/89 c. Bellcore TR-TSY-000499, Issue 3, 12/89.
        Bellcore TR-TSY 000020, Issue 4, 12/89. Bellcore TR-NWT -
        000063, Issue 4, 7/91 (Ambient Conditions) Bellcore TR-NWT-
        000253, Issue 2, (Jitter)
    d.  Corning Incorporated AN-121, 6/90 (SM Splicing)
    e.  ESCA - SONET Rates and Format, T1X1 5 3/88
    f.  MCI-MCIT 051-450-3500 Doc. #023-0024-01-OF-ES, 8/19/91 (DSI&DS3
        Performance)
    g. Northern Telecom, Publication #323-1201-180, Doc Rel. 7 Std., 1/94 (OC-SONET
    h. OSHA Part 1910, (Title 29 Ch. XVII, DoL) (Labeling) OSHA 1970 (Acoustic Noise)
    l.  UL 1459 (Telephone Equip)
        UL 94 (Flammability)

                                                                     Exhibit 5.3



                         Map of Network Expansion Route

                                                                    EXHIBIT 10.1

                           MAINTENANCE SPECIFICATIONS


MAINTENANCE SPECIFICATIONS

1. Applicable maintenance and service procedures of Grantor for outside plant and electrical distribution systems are incorporated in this Exhibit by the reference as maintenance specifications.

2. The following are incorporated by this reference as additional maintenance specifications:

    a. The maintenance procedures and service schedules of both the Cable and equipment manufacturers.

    b.  Applicable Bellcore and Bell Practices maintenance standards.

    c.  All relevant OSHA practices.

    d.  As to NEON:

        i. All applicable AT&T maintenance practices and services procedures.

        ii. All applicable MCI maintenance practices and services procedures.

        iii. All applicable Sprint maintenance practices and service procedures.

        iv. All applicable WilTel maintenance practices and service procedures.

        v. All applicable NYNEX maintenance practices and services procedures.

        vi. All applicable SNET maintenance practices and service procedures.

        vii. All maintenance and repair procedures, standards and practices of Dig Safe and The Common Carriers
                 Steering Committee Northeast Region

    e. FiveCom, Inc. DSl, DS3 and SONET performance specifications for circuit availability as of July 1994.

    f.  The performance specifications of Alcoa Fujikura Limited.

    g. FiveCom's service and emergency restoration policies and procedures as are from time to time in effect.

                                                                    EXHIBIT 11.1

                             REQUEST FOR RELOCATION



                                                 Request No.___________________

                                                 Date:_________________________

To:      Northeast Utilities Service Company

In accordance with the terms of the Agreement between us dated ________________ request is hereby made for Cable relocation on Structures as indicated on the attachment hereto.

                                                 Name__________________________

                                                 By:___________________________

                                                 Title:________________________
                                                              Grantee

Such of the Structures indicated on the reverse hereof can be made available for Cable attachment thereto subject to your acceptance of necessary changes and rearrangement at an estimated cost to you of $____ payable in accordance with the terms of the Agreement.

Northeast Utilities Service Company

By:_________________________                     Date:______________________

Title:________________________
         Grantor

The above changes and rearrangements are accepted.

Name_______________________

By:_________________________                     Date:_____________

Title:_______________________
                  Grantee

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                                                      EXHIBIT 28

                                EXEMPT PROSPECTS


                                      [**]